UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2022

GENERAL CANNABIS CORP

(Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	90-1072649
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1901 S. Navajo Street Denver, Colorado	80223
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01	Entry into a Material Definitive Agreement.

SevenFive Farm Lease

On April 5, 2022, General Cannabis Corp (the “Company”) entered into an Amendment to Lease with Dalton Farms, LLC, the landlord (“Landlord”) of the Company’s grow facility located at 3705 75th Street, Boulder, Colorado 80301 (“Lease Amendment”).  Pursuant to the Lease Amendment, commencing April 1, 2022 (“Effective Date”), base rent is decreased to $27,000 per month for calendar year 2022.  Increases in base rent become effective January 1, 2023 and are as otherwise provided for in the original lease.

Barker Dalton Employment Agreement

On April 5, 2022, the Company and John Barker Dalton amended the Employment Agreement dated January 24, 2020, as amended on October 1, 2021 (“Employment Agreement Amendment”).  Pursuant to the Employment Agreement Amendment, effective as of the Effective Date, Mr. Dalton’s relationship with the Company is now as a consultant (rather than an employee), and his compensation is reduced to $500 per calendar month.

Mr. Dalton is a member of the Board of Directors of the Company, as well as the sole owner of Landlord.

The foregoing description of the Lease Amendment and Employment Agreement Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
10.1	Amendment to Lease effective April 1, 2022 between General Cannabis Corp and Dalton Farms, LLC.
10.2	Amendment to Employment Agreement effective April 1, 2022 between General Cannabis Corp and John Barker Dalton.
104	Cover Page Interactive Data File (embedded within he Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 8, 2022

GENERAL CANNABIS CORP

By:	/s/ Adam Hershey
Name:	Adam Hershey
Title:	Interim Chief Executive Officer